Exhibit 99.2

Bentley Park 2 Holland Way Exeter, NH 03833-2937 Tel: 603.658.6100 Fax: 603.658.6101/6102 www.bentleypharm.com	News Release

FOR IMMEDIATE RELEASE	Contact: Sharon Merrill Associates Jim Buckley Executive Vice President 617.542.5300 bnt@investorrelations.com
Bentley Board Approves Spin-off of Drug Delivery Business
Bentley Sets July 22, 2008 as Date for Stockholders to Vote
on Proposed Acquisition by Teva Pharmaceutical Industries Ltd.
     EXETER, N.H., June 12, 2008 — The board of directors of Bentley Pharmaceuticals, Inc. (NYSE: BNT) today approved the spin-off of its drug delivery business into a new publicly traded company to be called CPEX Pharmaceuticals, Inc. CPEX is a drug delivery company involved in the business of development, licensing and commercialization of pharmaceutical products utilizing validated drug delivery technology. The Bentley board also set the date for stockholders to vote on the proposed acquisition of Bentley by Teva Pharmaceutical Industries Ltd.
Spin-off of CPEX
     As part of its approval, the Bentley board authorized a dividend on its common stock of one CPEX share for every 10 shares of Bentley common stock, and established the close of business on June 20, 2008 as the record date for stockholders entitled to receive the distribution of CPEX shares. The distribution is expected to take place after the close of business on June 30, 2008.
     The dividend of CPEX common stock will be issued in book-entry form only, which means that no physical CPEX stock certificates will be issued. No fractional shares of CPEX common stock will be issued. Instead, fractional shares will be aggregated and sold on behalf of all affected stockholders of record, who then will receive the pro rata net cash value of such fractional shares. As a result of the spin-off, Bentley will no longer own any shares of CPEX common stock.
     On the distribution date, Bentley, with the assistance of American Stock Transfer and Trust Company, the distribution agent, will electronically issue shares of CPEX common stock to stockholders of record or their broker, bank or other nominee on their behalf by way of direct registration in book-entry form. Bentley stockholders will not be required to make any payment, surrender or exchange their shares of Bentley common stock or take any other action to receive shares of

CPEX common stock. For additional information, stockholders should contact American Stock Transfer and Trust Company by e-mail at info@amstock.com or by phone at 800-937-5449.
     The distribution will be more fully described in the information statement that, prior to the distribution date, will be mailed to stockholders of record on the record date.
     Bentley expects a “when issued” public market for CPEX common stock to begin on or about June 18, 2008 on the NASDAQ Capital Market (NASDAQ) under the symbol “CPEXV.” Following the spin-off, “regular way” trading of CPEX common stock is expected to start on July 1, 2008 under the ticker symbol “CPEX.” Bentley’s common stock will continue to trade on the New York Stock Exchange under the ticker symbol “BNT.”
     If Bentley stockholders sell shares of their Bentley common stock in the “regular way” market after the record date but prior to the distribution date, they may also be selling the right to receive shares of CPEX common stock in connection with those shares. Investors should consult with their financial advisors about selling their shares of Bentley common stock on or before the distribution date.
Special Meeting to Approve Merger
     As previously announced on March 31, 2008, Bentley entered into a merger agreement with Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA), an Israeli corporation, and Beryllium Merger Corporation, a wholly owned, newly formed subsidiary of Teva. Pursuant to the terms of the merger agreement, Beryllium will merge with and into Bentley, and as a result, Bentley will become a wholly owned subsidiary of Teva. The board of Bentley set Tuesday, July 22, 2008, as the meeting date for stockholders to vote on this merger. The special stockholders meeting is scheduled to start at 10:00 a.m. ET at the Hilton Garden Inn, 100 High Street, Portsmouth, New Hampshire.
     Bentley previously set the close of business on June 2, 2008, as the record date for determining stockholders who will be entitled to vote on the merger. The company plans to begin mailing the proxy statement on or about June 16, 2008 to all Bentley stockholders of record as of the record date.
     More information can be found at www.bentleypharm.com.
About Bentley
     Bentley Pharmaceuticals, Inc. today is a specialty pharmaceutical company focused on advanced drug delivery technologies and generic pharmaceutical products. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API. Bentley’s proprietary drug delivery technologies enhance the absorption of pharmaceutical compounds across various membranes. This drug delivery business will be transferred into a subsidiary, CPEX

Pharmaceuticals, Inc., which will then be spun off to Bentley’s stockholders.
Important Information
     In connection with the merger, Bentley has prepared a preliminary proxy statement for its stockholders and filed it with the Securities and Exchange Commission (the “SEC”). The proxy statement contains information about Bentley, the merger and related matters. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Bentley by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Bentley, without charge, from the SEC’s website at www.sec.gov or, without charge, from Bentley’s website at www.bentleypharm.com or by directing such request to Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, NH 03833, Attention: Richard Lindsay, Chief Financial Officer.
     Bentley and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding Bentley’s directors and executive officers is available in Bentley’s 2007 Annual Report on Form 10-K, which was filed with the SEC on March 17, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
     This press release contains forward-looking statements, including, without limitation, statements regarding the merger agreement entered into between Bentley and Teva. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: approval of the merger by the stockholders of Bentley, product approvals, changes in third-party reimbursement and government mandates that impact pharmaceutical pricing, competition from other manufacturers of generic pharmaceuticals, intellectual property litigation, the efficacy and safety of Bentley’s products, international operations, and other uncertainties detailed under “Risk Factors” in Bentley’s 2007 Annual Report on Form 10-K and its other subsequent periodic reports filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.